EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No.’s 333-34272, 333-34270, 333-82680 and 333-123692) of Cabot Microelectronics Corporation of our report dated November 26, 2007, relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting , which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

Chicago, Illinois
November 26, 2007